Exhibit 99.1

News Release
Contact:
Michael S. Olsen
Executive Vice President and
Chief Financial Officer
+1 414-319-8507

JOY GLOBAL INC. ANNOUNCES COMPLETION OF TRANSACTION TO SELL DRILLING PRODUCTS BUSINESS

Milwaukee, WI – October 24, 2011 – Joy Global Inc. (NASDAQ: JOYG) (“Joy Global”), a worldwide leader in high-productivity mining solutions, today announced that it has completed the transaction to sell the drilling products business of its LeTourneau Technologies Inc. (“LeTourneau”) business to Cameron International Corporation (“Cameron”) (NYSE: CAM) for approximately $375 million in cash, subject to certain post-closing adjustments.

Bank of America Merrill Lynch served as exclusive financial advisor to Joy Global on this transaction.  Covington & Burling LLP served as legal advisor.

About Joy Global

Joy Global Inc. is a worldwide leader in manufacturing, servicing and distributing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

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